                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                              deCODE genetics, INC.


         Kari Stefansson hereby certifies that:

         1. The original name of this corporation is deCODE genetics, Inc., and the date of filing of the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is August 6, 1996.

         2. He is the duly elected President and Secretary of such corporation.

         3. The Certificate of Incorporation of such corporation is hereby amended and restated to read in its entirety as follows:

                                        I

         The name of the corporation is deCODE genetics, Inc. (the
"Corporation").

                                       II

         The address of the registered office of the Corporation in the State of Delaware is:

                           Corporation Service Company
                           1013 Centre Road
                           Wilmington, DE 19901
                           County of New Castle

         The name of the Corporation's registered agent at said address is the Corporation Service Company.

                                       III

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                       IV

         4.1 Authorized Shares. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Seventy-five Million (75,000,000) shares, Forty-five Million (45,000,000) shares of which shall be Common Stock (the "Common Stock") and Thirty Million (30,000,000) shares of which shall be Preferred Stock (the "Preferred Stock"). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share, and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share.
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         4.2  Increase or Decrease of Shares of Common Stock. Subject to Section
4.5.2(b), the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation (voting together, on an as-if converted basis).

         4.3 Issuance, Designation of Preferred Stock. Subject to Section 4.5.2(b), the Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Amended and Restated Certificate (including, without limitation, Section 4.5.2(b)), to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         4.4 Designation of Preferred Shares. Thirteen Million Four Hundred Thousand (13,400,000) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" (the "Series A Preferred"), Five Million (5,000,000) of the authorized shares of Preferred Stock are hereby designated "Series B Preferred Stock" (the "Series B Preferred"), and Four Million Five Hundred Eighty-three Thousand Three Hundred Thirty-four (4,583,334) of the authorized shares of Preferred Stock are hereby designated "Series C Preferred Stock" (the "Series C Preferred").


         4.5 Rights, etc. of Preferred Stock. The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred, the Series B Preferred and the Series C Preferred are as follows:


               4.5.1    Dividend Rights.


                        (a) Generally. Holders of Series A Preferred, Series B Preferred and Series C Preferred, together as a separate class and in preference to the holders of any other stock of the Corporation, including any Common Stock and all other classes or series of stock issued by the Corporation (all such stock, "Junior Stock"), shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of eight percent (8%) of the Original Issue Price per annum on each outstanding



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share of Series A Preferred, Series B Preferred and Series C Preferred Stock (as
adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The "Original Issue Price" of the Series
A Preferred shall be the purchase price paid in connection with the issuance of each respective share of Series A Preferred. The "Original Issue Price" of the Series B Preferred shall be the purchase price paid in connection with the issuance of each respective share of Series B Preferred. The "Original Issue Price" of the Series C Preferred shall be the purchase price paid in connection with the issuance of each respective share of Series C Preferred. Such dividends not declared and paid shall accumulate, but shall not accrue any interest.

                        (b) Dividends on Junior Stock. So long as any shares of Series A Preferred, Series B Preferred or Series C Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock of the Corporation be purchased, redeemed, or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer) until all dividends (set forth in Section 4.5.1(a) above) on the Series A Preferred, Series B Preferred and the Series C Preferred shall have been paid or declared and set apart. In the event dividends are paid on any share of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred in an amount equal per share (on an as-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. The provisions of this Section 4.5.1(b) shall not, however, apply to (i) a dividend payable in Common Stock, (ii) the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock, or (iii) any repurchase of any outstanding securities of the Corporation that is unanimously approved by the Corporation's Board of Directors.

               4.5.2    Voting Rights.


                        (a) Generally. Except as otherwise provided herein or as required by law, the Series A Preferred, Series B Preferred and Series C Preferred shall be voted equally with the shares of the Common Stock and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series A Preferred, Series B Preferred and Series C Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate




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number of shares of Series A Preferred, Series B Preferred or Series C Preferred
are convertible (pursuant to Section 4.5.4 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

                        (b) By Series A Preferred and Series C Preferred Collectively. In addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least sixty-seven percent (67%) of the outstanding Series A Preferred (so long as at least One Million (1,000,000) shares of Series A Preferred remain outstanding), and/or the outstanding Series C Preferred (so long as at least One Million (1,000,000) shares of Series C Preferred remain outstanding) (subject, in each case, to adjustment for any stock split, reverse stock split or other similar event affecting the Series A Preferred and/or Series C Preferred), as the case may be, voting together, on an as-if converted basis, as a separate class, shall be necessary for effecting or validating the following actions:

                                 (i)     Any amendment, alteration, repeal, or
waiver of any provision of the Certificate of Incorporation of the Corporation (including the filing of any Certificate of Designations), as in effect from time to time (the "Certificate of Incorporation"), or the Bylaws of the Corporation, that affects adversely the voting powers, preferences, or other special rights or privileges, qualifications, limitations, or restrictions of the Series A Preferred and the Series C Preferred Stock;

                                 (ii)    Any authorization or any designation,
whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Series A Preferred and Series C Preferred in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series;

                                 (iii)   Any redemption, repurchase, payment of
dividends or other distributions with respect to Junior Stock (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of service to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer);

                                 (iv)    Any increase or decrease (other than by
redemption or conversion) in the authorized number of shares of Common Stock or Preferred Stock, subject to Section 4.5.2(c);






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                                 (v)     Any agreement by the Corporation or its
stockholders regarding an Asset Transfer or Acquisition (each as defined in Section 4.5.3(c));

                                 (vi)    Any agreement by the Corporation or its
stockholders regarding any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization following which the stockholders of the Corporation immediately prior thereto will own more than fifty percent (50%) of the Corporation's voting power immediately thereafter;

                                 (vii)   The Corporation's entering into any
line of business other than the biopharmaceutical business;

                                 (viii)  The appointment, termination or removal
of the Chief Executive Officer of the Corporation;

                                 (ix)    Any action that results in the payment
or declaration of a dividend on or distribution with respect to any shares of Common Stock or Preferred Stock;

                                 (x)     Any voluntary dissolution, liquidation
winding-up or partial liquidation of the Corporation, or any distribution or transaction in the nature of a partial liquidation or distribution, or any abandonment of all or substantially all of the assets of the Corporation; or

                                 (xi)    Any change in the authorized number of
members of the Corporation's Board of Directors.

                        (c) By Series A Preferred and Series C Preferred Severally.

                                 (i)     The vote or written consent of the
holders of at least fifty percent (50%) of the outstanding Series A Preferred, voting as a separate class, shall be necessary for effecting or validating any increase or decrease (other than by redemption or conversion) in the number of shares of Preferred Stock designated as Series A Preferred.

                                 (ii)    The vote or written consent of the
holders of at least fifty percent (50%) of the outstanding Series C Preferred, voting as a separate class, shall be necessary for effecting or validating any increase or decrease (other than by redemption or conversion) in the number of shares of Preferred Stock designated as Series C Preferred.





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                        (d)      By Series A Preferred, Series B Preferred and
Series C Preferred Severally.

                                 (i)     The vote or written consent of the
holders of at least fifty percent (50%) of the outstanding Series A Preferred, voting as a separate class, shall be necessary for effecting (A) a subdivision of the outstanding Series A Preferred without a corresponding subdivision of the Common Stock, or (B) a combination of the outstanding Series A Preferred without a corresponding combination of the Common Stock.

                                 (ii)    The vote or written consent of the
holders of at least fifty percent (50%) of the outstanding Series B Preferred, voting as a separate class, shall be necessary for effecting (A) a subdivision of the outstanding Series B Preferred without a corresponding subdivision of the Common Stock, or (B) a combination of the outstanding Series B Preferred without a corresponding combination of the Common Stock.

                                 (iii)   The vote or written consent of the
holders of at least fifty percent (50%) of the outstanding Series C Preferred, voting as a separate class, shall be necessary for effecting (A) a subdivision of the outstanding Series C Preferred without a corresponding subdivision of the Common Stock or (B) a combination of the outstanding Series C Preferred without a corresponding combination of the Common Stock.

                        (e) Election of Board of Directors. For so long as the authorized size of the Corporation's Board of Directors is seven (7) or more:

                                 (i)     And so long as at least One Million
(1,000,000) shares of the Series A Preferred remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event affecting the Series A Preferred), the holders of the Series A Preferred, voting as a separate class, shall be entitled to elect three (3) members of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors; and

                                 (ii)    The holders of the Common Stock, voting
as a separate class, shall be entitled to elect three (3) members of the Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors; and

                                 (iii)   The holders of the Common Stock, the
Series A Preferred, Series B Preferred and the Series C Preferred, voting together, on an as-if converted basis (in the case of the




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Preferred Stock), as a separate class, shall be entitled to elect all remaining members of the Board of Directors.

               4.5.3    Liquidation Rights.

                        (a) Preference. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of the Series A Preferred, the Series B Preferred and the Series C Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share of the Series A Preferred, the Series B Preferred and the Series C Preferred equal to the sum of (i) the respective Original Issue Price thereof, plus (ii) an amount equal to eight percent (8%) of such Original Issue Price per annum from the Original Issue Date until the date of payment (less the per share amount of any dividends previously paid on such shares) (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series A Preferred, Series B Preferred or Series C Preferred held by them. For purposes of this Section 4.5, "Original Issue Date" shall mean the date on which each share of the Series A Preferred, each share of Series B Preferred or each share of Series C Preferred, as the case may be, is issued.

                        (b) Remaining Assets. After the payment of the full liquidation preference of the Series A Preferred, the Series B Preferred and the Series C Preferred as set forth in Section 4.5.3(a), the assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock and the Series A Preferred, the Series B Preferred and the Series C Preferred, on an as-converted to Common Stock basis.

                        (c) Constructive Liquidation. The following events shall be considered a liquidation under this Section 4.5.3:

                                 (i)     any consolidation or merger of the
Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the Corporation's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation's voting power is transferred (an "Acquisition"); or

                                 (ii)    a sale, lease, transfer or other
disposition of all or substantially all of the assets of the Corporation (an "Asset Transfer").





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                        (d)      Insufficient Assets.  If, upon any liquidation,
distribution, or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of the Series A Preferred, the Series B Preferred and the Series C Preferred of the liquidation preference set forth in
Section 4.5.3(a), then such assets shall be distributed among the holders of the Series A Preferred, the Series B Preferred and the Series C Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

               4.5.4    Conversion Rights.

               The holders of the Series A Preferred, the Series B Preferred and the Series C Preferred shall have the following rights, respectively, with respect to the conversion of the Series A Preferred, the Series B Preferred and the Series C Preferred into shares of Common Stock (collectively, the "Conversion Rights"):

                        (a) Optional Conversion. Subject to and in compliance with the provisions of this Section 4.5.4, any shares of Series A Preferred, Series B Preferred or Series C Preferred may, at the option of the holder, be converted at any time into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred shall be entitled upon conversion shall be the product obtained by multiplying the Series A Preferred Rate then in effect (determined as provided in Section 4.5.4(b)(i)) by the number of shares of Series A Preferred being converted. The number of shares of Common Stock to which a holder of Series B Preferred shall be entitled upon conversion shall be the product obtained by multiplying the Series B Preferred Rate then in effect (determined as provided in Section 4.5.4(b)(ii)) by the number of shares of Series B Preferred being converted. The number of shares of Common Stock to which a holder of Series C Preferred shall be entitled upon conversion shall be the product obtained by multiplying the Series C Preferred Rate then in effect (determined as provided in Section 4.5.4(b)(iii)) by the number of shares of Series C Preferred being converted.

                        (b)      Preferred Rate.

                                 (i)     The conversion rate in effect at any
time for conversion of the Series A Preferred (the "Series A Preferred Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series A Preferred by the Series A Preferred Price, calculated as provided in
Section 4.5.4(c)(i).

                                 (ii)    The conversion rate in effect at any
time for conversion of the Series B Preferred (the "Series B Preferred Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series B Preferred by the Series B Preferred Price, calculated as provided in
Section 4.5.4(c)(ii).



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                                 (iii)    The conversion rate in effect at any
time for conversion of the Series C Preferred (the "Series C Preferred Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series C Preferred by the Series C Preferred Price, calculated as provided in
Section 4.5.4(c)(iii).

                        (c)      Preferred Price.

                                 (i)     For purposes of this Section 4.5.4,
the conversion price for the Series A Preferred (the "Series A Preferred Price") shall initially be the Original Issue Price of the Series A Preferred. The Series A Preferred Price shall be adjusted from time to time in accordance with this Section 4.5.4. All references to the Series A Preferred Price herein shall mean the Series A Preferred Price as so adjusted.

                                 (ii)    For purposes of this Section 4.5.4, the
conversion price for the Series B Preferred (the "Series B Preferred Price") shall initially be the Original Issue Price of the Series B Preferred. The Series B Preferred Price shall be adjusted from time to time in accordance with this Section 4.5.4. All references to the Series B Preferred Price herein shall mean the Series B Preferred Price as so adjusted.

                                 (iii)   For purposes of this Section 4.5.4, the
conversion price for the Series C Preferred (the "Series C Preferred Price") shall initially be the Original Issue Price of the Series C Preferred. The Series C Preferred Price shall be adjusted from time to time in accordance with this Section 4.5.4. All references to the Series C Preferred Price herein shall mean the Series C Preferred Price as so adjusted.

                        (d) Mechanics of Conversion. Each holder of the Series A Preferred, the Series B Preferred or the Series C Preferred who desires to convert the same into shares of Common Stock pursuant to Section 4.5.4(a) shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Preferred, the Series B Preferred or the Series C Preferred, as the case may be, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Preferred, Series B Preferred or Series C Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any accumulated and unpaid dividends as provided in Section 4.5.1(a), whether or not declared on the shares of Series A Preferred, Series B Preferred or Series C Preferred being




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converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Preferred, Series B Preferred or Series C Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                        (e) Adjustment for Stock Splits and Combinations. If the Corporation shall, at any time or from time to time after the respective Original Issue Dates of the Series A Preferred, the Series B Preferred and the Series C Preferred, effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series A Preferred, the Series B Preferred and/or the Series C Preferred, the Series A Preferred Price, the Series B Preferred Price and/or the Series C Preferred Price, as the case may be, in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall, at any time or from time to time after the respective Original Issue Dates of the Series A Preferred, the Series B Preferred or the Series C Preferred, combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series A Preferred, the Series B Preferred and/or the Series C Preferred, the Series A Preferred Price, the Series B Preferred Price and/or the Series C Preferred Price, as the case may be, in effect immediately before the combination shall be proportionately increased. Any adjustment under this
Section 4.5.4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                        (f) Adjustment for Common Stock Dividends and Distribution. If the Corporation, at any time or from time to time after the respective Original Issue Dates of the Series A Preferred, the Series B Preferred and the Series C Preferred, makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A Preferred Price, the Series B Preferred Price and the Series C Preferred Price that are then in effect shall each be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying each of the Series A Preferred Price, the Series B Preferred Price and the Series C Preferred Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or




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if such distribution is not fully made on the date fixed therefor, the Series A
Preferred Price, the Series B Preferred Price and the Series C Preferred Price shall be adjusted pursuant to this Section 4.5.4(f) to reflect the actual payment of such dividend or distribution.

                        (g)      Adjustments for Other Dividends and
Distributions. If the Corporation, at any time or from time to time after the respective Original Issue Dates of the Series A Preferred, the Series B Preferred and the Series C Preferred, makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series A Preferred, the Series B Preferred and the Series C Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series A Preferred, Series B Preferred or Series C Preferred, as the case may be, been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to an including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4.5.4 with respect to the rights of the holders of the Series A Preferred, Series B Preferred and Series C Preferred or with respect to such other securities by their terms.

                        (h) Adjustment for Reclassification, Exchange and Substitution. If, at any time or from time to time after the respective Original Issue Dates of the Series A Preferred, the Series B Preferred and the Series C Preferred, the Common Stock issuable upon the conversion of the Series A Preferred, the Series B Preferred or the Series C Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 4.5.3(c) or a subdivision or combination of shares of stock dividend or a reorganization, merger consolidation or sale of assets provided or elsewhere in this Section 4.5.4), in any such event each holder of Series A Preferred, Series B Preferred or Series C Preferred, as the case may be, shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property that is receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred, Series B Preferred or Series C Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.









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
                        (i) Reorganizations, Mergers, Consolidations or Sales of Assets. If, at any time or from time to time after the respective Original Issue Dates of the Series A Preferred, the Series B Preferred and the Series C Preferred, there is a capital reorganization of the Common Stock (other than an Acquisition or Asset Transfer as defined in Section 4.5.3(c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4.5.4), as a part of such capital reorganization, provision shall be made so that the holders of the Series A Preferred, the Series B Preferred and the Series C Preferred shall thereafter be entitled to receive upon conversion of the Series A Preferred, Series B Preferred and the Series C Preferred, as the case may be, the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.5.4 with respect to the rights of the holders of Series A Preferred, Series B Preferred and Series C Preferred after the capital reorganization to the end that the provisions of this Section 4.5.4 (including adjustment of the Series A Preferred Price, the Series B Preferred Price and the Series C Preferred Price then in effect and the number of shares issuable upon conversion of the Series A Preferred, the Series B Preferred and the Series C Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

                        (j)      Sale of Shares Below Preferred Price.

                                 (i)     If, at any time or from time to time
after the respective Original Issue Dates of the Series A Preferred, the Series B Preferred and the Series C Preferred, the Corporation issues or sells, or is deemed by the express provisions of this Section 4.5.4(j) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 4.5.4(f), and other than a subdivision or combination of shares of Common Stock as provided in Section 4.5.4(e), for an Effective Price (as hereinafter defined) less than the then effective Series A Preferred Price, the then effective Series B Preferred Price or the then effective Series C Preferred Price, as the case may be, then and in each such case the then existing Series A Preferred Price, the then existing Series B Preferred Price or the then existing Series C Preferred Price, as the case may be, shall be reduced, as of the opening of the business on the date of such issue or sale, to a price according to the following formula:

                                                             A + B
                        X        =       Y        x        ---------
                                                               C

               Where:

                        X        =       the new Series A Preferred Price,
                                         the new Series B Preferred Price or
                                         the new Series C Preferred Price, as
                                         the case may be;

                        Y        =       the then existing Series A
                                         Preferred Price, the then existing
                                         Series B Preferred Price or the then
                                         existing Series C Preferred Price,
                                         as the case may be;

                        A        =       the number of shares of Common
                                         Stock deemed outstanding (as defined
                                         below) immediately prior to such
                                         issue or sale;

                        B        =       the number of shares of Common
                                         Stock which the aggregate
                                         consideration received (as defined
                                         in Section 4.5.4(j)(ii)) by the
                                         Corporation for the total number of
                                         Additional Shares of Common Stock so
                                         issued would purchase at the then
                                         existing Series A Preferred Price,
                                         the then existing Series B Preferred
                                         Price or the then existing Series C
                                         Preferred Price, as the case may be;
                                         and

                        C        =       the number of shares of Common
                                         Stock deemed outstanding (as defined
                                         below) immediately prior to such
                                         issue or sale plus the total number
                                         of Additional Shares of Common Stock
                                         so issued.

For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, and (B) the aggregate number of shares of Common Stock into which the then outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred could be converted if fully converted on the day immediately preceding the given date.

                                 (ii)    For the purpose of making any
adjustment required under this Section 4.5.4(j), the consideration received by the Corporation for any issue or sale of securities shall: (A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation, or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                                 (iii)   For the purpose of the adjustment
required under this Section 4.5.4(j), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Series A Preferred Price, the Series B Preferred Price and/or the Series C Preferred Price, as the case may be, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon the exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of anti-dilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; and provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or nonoccurrence of specified events other than by reason of anti-dilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective

Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series A Preferred Price, the Series B Price and/or the Series C Preferred Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privileges represented by any such Convertible Securities shall expire without having been exercised, the Series A Preferred Price, the Series B Preferred Price and/or the Series C Preferred Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be readjusted to the Series A Preferred Price, the Series B Preferred Price and/or the Series C Preferred Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series A Preferred, Series B Preferred and Series C Preferred.

                                 (iv)    "Additional Shares of Common Stock"
shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 4.5.4(j), whether or not subsequently reacquired or retired by the Corporation other than (A) shares of Common Stock issued upon conversion of the Series A Preferred, the Series B Preferred and the Series C Preferred; (B) up to 1,900,000 shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued after the respective Original Issue Dates of the Series A Preferred, the Series B Preferred and the Series C Preferred to employees, officers or directors of, or consultants and advisors to, the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors; and (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding, or securities issued pursuant to any rights or agreements outstanding, as of the respective Original Issue Dates of the Series A Preferred, the Series B Preferred and the Series C Preferred. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 4.5.4(j), into the aggregate consideration received, or deemed to have been received, by the Corporation for such issue under this Section 4.5.4(j), for such Additional Shares of Stock.

                       (k) Accountants' Certificate of Adjustment. In each case of an adjustment or readjustment of the Series A Preferred Price, the Series B Preferred Price and/or the Series C Preferred Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred, the Series B Preferred or the Series C Preferred, if the Series A Preferred, the Series B Preferred and/or the Series C Preferred, as the case may be, is then covered by this Section 4.5.4, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid to each registered holder of the Series A Preferred, the Series B Preferred and/or the Series C Preferred at the holder's address as shown in the Corporation's books. The Certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Series A Preferred Price, Series B Preferred Price or Series C Preferred Price at the time in effect, (iii) the number of Additional Shares of Common Stock, and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred, the Series B Preferred or the Series C Preferred.

                        (l) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 4.5.3(c)(i)) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Asset Transfer (as defined in Section 4.5.3(c)(ii)), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred, Series B Preferred and Series C Preferred at least twenty (20) days prior to the record date specified therein a notice specifying: (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

                        (m)      Automatic Conversion.

                                 (i)     (A) Each share of Series A Preferred
shall automatically be converted into shares of Common Stock, based on the then-effective Series A Preferred Price, at any time upon the affirmative election of the holders of at least fifty percent (50%) of the outstanding shares of the Series A Preferred, voting as a separate class. (B) Each share of Series B Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series B Preferred Price at any time upon the affirmative election of the holders of at least fifty percent (50%) of the outstanding shares of the Series B Preferred, voting as a separate class. (C) Each share of Series C Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series C Preferred Price at any time upon the affirmative election of the holders of at least fifty percent (50%) of the outstanding shares of the Series C Preferred, voting as a separate class. Upon any conversion pursuant to this Section 4.5.4(m)(i), any declared and unpaid dividends shall be paid in accordance with the provisions of Sections 4.5.4(d) and 4.5.1(a), and any undeclared dividends shall be canceled.

                                 (ii)    Each share of the Series A Preferred,
Series B Preferred and Series C Preferred shall automatically be converted into shares of Common Stock, based on the then effective Series A Preferred Price, Series B Preferred Price and Series C Preferred Price, as the case may be, immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the United States Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of Common Stock for the account of the Corporation in which (A) the per share is at least $7.00 (such price subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or similar such event involving a change in the Common Stock), and (B) the gross cash proceeds to the Corporation (before underwriting discounts, commissions and fees) are at least $15,000,000 (such offer and sale, a "Qualified Public Offering"); provided, however, that in the event of any conversion pursuant to this Section 4.5.4(m)(ii), the minimum number of shares of Common

Stock to be issued upon such conversion shall be adjusted on a one-to-one basis with respect to each share of Series A Preferred, Series B Preferred or Series C Preferred, as the case may be, to be converted. Upon any conversion pursuant to this Section 4.5.4(m)(ii), any declared and unpaid dividends shall be paid in accordance with the provisions of Sections 4.5.4(d) and 4.5.1(a), and any undeclared dividends shall be canceled.

                                 (iii)   Upon the occurrence of the event
specified in Section 4.5.4(m)(i) or (ii), the outstanding shares of Series A Preferred, Series B Preferred and/or Series C Preferred, as the case may be, shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred, Series B Preferred and/or Series C Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred, Series B and/or the Series C Preferred, as the case may be, the holders of Series A Preferred, Series B Preferred or Series C Preferred shall surrender the certificates representing such shares at the office of the Corporation or any respective transfer agents for the Series A Preferred, Series B Preferred and Series C Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred, Series B Preferred or Series C Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Sections 4.5.4(d) and 4.5.1(a), and any undeclared dividends shall be canceled.

                        (n) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred, Series B Preferred or Series C Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred, Series B Preferred or Series C Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after such aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common

Stock's fair market value (as determined by the Board) on the date of conversion.

                        (o) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, the Series B Preferred and the Series C Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred, the Series B Preferred and the Series C Preferred, on a fully diluted basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Series B Preferred and the Series C Preferred, on a fully diluted basis, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                        (p) Notices. Any notice required by the provisions of this Section 4.5.4 shall be in writing and shall be deemed effectively given:
(i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, or if not, then on the next business day, (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying the next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

                        (q) Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred, Series B Preferred or Series C Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred, Series B Preferred or Series C Preferred so converted were registered.

               4.5.5    Redemption.

                        (a) The Corporation shall be obligated to redeem the Series A Preferred and the Series C Preferred as follows:

                                 (i)     The holders of at least seventy-five
percent (75%) of the then outstanding shares of Series A Preferred, voting together as a class, may require the Corporation, to the extent it may lawfully do so, to redeem the Series A Preferred in three (3) equal annual installments beginning on the seventh (7th) anniversary of the earliest Original Issue Date of the Series A Preferred, and ending on three (3) years from such first redemption date (each redemption date, a "Series A Redemption Date"). The Corporation shall effect such redemptions on the applicable Series A Redemption Date by paying in cash in exchange for the shares of Series A Preferred to be redeemed a sum equal to the Original Issue Price per share of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) plus accrued and unpaid dividends with respect to such shares. The total amount to be paid for the Series A Preferred is hereinafter referred to as the "Series A Redemption Price." The number of shares of Series A Preferred that the Corporation shall be required to redeem on any one Series A Redemption Date shall be equal to the amount determined by dividing (A) the aggregate number of shares of Series A Preferred outstanding immediately prior to the Series A Redemption Date by (B) the number of remaining Series A Redemption Dates (including the Series A Redemption Date to which such calculation applies). Shares subject to redemption pursuant to this Section 4.5.5(a)(i) shall be redeemed from each holder of Series A Preferred on a pro rata basis.

                                 (ii)    The holders of at least seventy-five
percent (75%) of the then outstanding shares of Series C Preferred, voting together as a separate class, may require the Corporation, to the extent it may lawfully do so, to redeem the Series C Preferred in three (3) equal annual installments beginning on the seventh (7th) anniversary of the earliest Original Issue Date of the Series C Preferred, and ending on three (3) years from such first redemption date (each redemption date, a "Series C Redemption Date"). The Corporation shall effect such redemptions on the applicable Series C Redemption Date by paying in cash in exchange for the shares of Series C Preferred to be redeemed a sum equal to the Original Issue Price per share of Series C Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) plus accrued and unpaid dividends with respect to such shares. The total amount to be paid for the Series C Preferred is hereinafter referred to as the "Series C Redemption Price." The number of shares of Series C Preferred that the Corporation shall be required to redeem on any one Series C Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series C Preferred outstanding immediately prior to the Series C Redemption Date by (ii) the number of remaining Series C Redemption Dates (including the Series C Redemption Date to which such calculation applies). Shares subject to redemption pursuant to this Section 4.5.5(a)(ii) shall be redeemed from each holder of Series C Preferred on a pro rata basis.

                                 (iii)   At least thirty (30) days but no more
than sixty (60) days prior to each of the first Series A Redemption Date and the first Series C Redemption Date, the Corporation shall send a notice (each, a "Redemption Notice") to all holders of Series A Preferred or Series C Preferred, as the case may be, to be redeemed setting forth (A) the Series A Redemption Price or Series C Redemption Price for the shares to be redeemed; and (B) the place at which such holders may obtain payment of the Series A Redemption Price or Series C Redemption Price upon surrender of their share certificates. If the Corporation does not have sufficient funds legally available to redeem all shares to be redeemed at a Series A Redemption Date or Series C Redemption Date (including, if applicable, those to be redeemed at the option of the Corporation), then it shall redeem such shares pro rata (based on the portion of the aggregate Series A Redemption Price or Series C Redemption Price payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

                        (b) On or prior to each Series A Redemption Date and Series C Redemption Date, the Corporation shall deposit the Series A Redemption Price or Series C Redemption Price, as the case may be, of all shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of $100,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay, on and after such Series A Redemption Date or Series C Redemption Date, the Series A Redemption Price or Series C Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any money deposited by the Corporation pursuant to this Section 4.5.5(b) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 4.5.4 hereof no later than the fifth (5th) day preceding the Series A Redemption Date or Series C Redemption Date, as the case may be, shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 4.5.5(b) remaining unclaimed at the expiration of one (1) year following such Series A Redemption Date or Series C Redemption Date shall be returned to the Corporation promptly upon its written request.

                        (c) On or after each Series A Redemption Date or Series C Redemption Date, each holder of shares of Series A Preferred or Series C Preferred to be redeemed on such Series A Redemption Date or Series C Redemption Date, as the case may be (such shares, the "Redeemable Shares"), shall surrender such holder's certificates representing such holder's Redeemable Shares to the Corporation in the manner and at the place designated in the Redemption Notice, and thereupon the Series A Redemption Price or Series C Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after each Series A Redemption Date or Series C Redemption Date, as the case may be, unless there shall have been a default in payment of the Series A Redemption Price or Series C Redemption Price or the Corporation is unable to pay the Series A Redemption Price or Series C Redemption Price due to not having sufficient legally available funds, all rights of the holder of Redeemable Shares as holder of Series A Preferred or Series C Preferred (except the right to receive the Series A Redemption Price or Series C Redemption Price, as the case may be, without interest upon surrender of their certificates), shall cease and terminate with respect to such Redeemable Shares, provided that in the event that shares of Series A Preferred or Series C Preferred are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series A Preferred or Series C Preferred shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

                        (d) In the event of a call for redemption of any shares of Series A Preferred or Series C Preferred, as the case may be, the Conversion Rights (as defined in Section 4.5.4) for such Series A Preferred or Series C Preferred, as the case may be, shall terminate as to the Redeemable Shares at the close of business on the fifth (5th) day preceding the Series A Redemption Date or Series C Redemption Date, unless default is made in payment of the Series A Redemption Price or Series C Redemption Price.

               4.5.6 No Reissuance of Series A Preferred. No share or shares of Series A Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

         4.6 No Preemptive Rights. Stockholders shall have no preemptive rights except as granted by the Corporation pursuant to written agreements.

         4.7 Release of Directors from Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article V to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         4.8 Repeal; Modification. Any repeal or modification of this Article V shall only be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

                                        V

         For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, and subject, in all cases, to the provisions of this Certificate of Incorporation, it is further provided that:

         5.1 Management by Board. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The member of directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

         5.2 Amendment, etc. of Bylaws. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws, provided, however, that the stockholders may change or repeal any Bylaws adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

         5.3 Election of Directors. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

                                       VI

         The Corporation reserves the right to amend, alter, change or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, subject to the provisions of this Certificate of Incorporation."

                                      * * *

         4. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation. The total number of outstanding shares entitled to vote or act by written consent was 6,035,000 shares of Common Stock and 11,890,375 shares of Series A Preferred. Holders of a majority of the outstanding shares of Common Stock, and of Ninety-two percent (92%) of the outstanding shares of Series A Preferred, approved this Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware and written notice of such was given by this Corporation in accordance with said Section 228.

         IN WITNESS WHEREOF, deCODE genetics, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Secretary this 28th day of January 1998.

                                           deCODE genetics, Inc.



                                           By:      /s/ Kari Stefansson
                                              -------------------------
                                           Name: Kari Stefansson
                                           Title: President and Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              deCODE GENETICS, INC.


         Kari Stefansson hereby certifies that:

         1. The original name of this corporation is deCODE genetics, Inc. (the "Corporation"), and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is August 6, 1996.

         2.   He is the duly elected President and Secretary of the Corporation.

         3. Section 4.5.4(j)(iv) of the Corporation's Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

         "    (iv)      "Additional Shares of Common Stock" shall mean all
         shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 4.5.4(j), whether or not subsequently reacquired or retired by the Corporation other than (A) shares of Common Stock issued upon conversion of the Series A Preferred, the Series B Preferred and the Series C Preferred; (B) up to 3,000,000 shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued after the respective Original Issue Dates of the Series A Preferred, the Series B Preferred and the Series C Preferred to employees, officers or directors of, or consultants and advisors to, the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors; and (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding, or securities issued pursuant to any rights or agreements outstanding, as of the respective Original Issue Dates of the Series A Preferred, the Series B Preferred and the Series C Preferred. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this
         Section 4.5.4(j), into the aggregate consideration received, or deemed to have been received, by the Corporation for such issue under this
         Section 4.5.4(j), for such Additional Shares of Stock."

         4. The foregoing amendment has been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. The total number of outstanding shares entitled to vote thereon was 9,664,688 shares of Series A Preferred Stock and 2,500,000 shares of Series C Preferred Stock. Holders of 99.94% of such outstanding shares of Series A Preferred Stock and Series C Preferred Stock, voting together as a class, approved such amendment at a duly called and conducted meeting of the stockholders of the Corporation, held on April 25, 1998.

         IN WITNESS WHEREOF, deCODE genetics, Inc. has caused this Certificate of Amendment to be signed by its President and Secretary this 9th day of July 1998.

                                         deCODE genetics, Inc.



                                         By       /s/ Kari Stefansson
                                           --------------------------
                                         Name: Kari Stefansson
                                         Title: President and Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              deCODE GENETICS, INC.

         Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned corporation (the "Corporation") executes this Certificate of Amendment of its Amended and Restated Certificate of Incorporation.

         1. Section 4.1 of the Amended and Restated Certificate of Incorporation is amended to provide in its entirety as follows:

                 "4.1   Authorized Shares. This Corporation is authorized to
         issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Eighty-Three Million (83,000,000) shares, Forty-Eight Million (48,000,000) shares of which shall be Common Stock (the "Common Stock") and Thirty-Five Million (35,000,000) shares of which shall be Preferred Stock (the "Preferred Stock"). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share, and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share."

         2. Section 4.4 of the Amended and Restated Certificate of Incorporation is amended to provide in its entirety as follows:

                 "4.4   Designation of Preferred Shares. Thirteen Million Four
         Hundred Thousand (13,400,000) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" (the "Series A Preferred"), Ten Million (10,000,000) of the authorized shares of Preferred Stock are hereby designated "Series B Preferred Stock" (the "Series B Preferred"), and Four Million Five Hundred Eighty-three Thousand Three Hundred Thirty-four (4,583,334) of the authorized shares of Preferred Stock are hereby designated "Series C Preferred Stock" (the "Series C Preferred")."

         3. Section 4.5.2(e)(i) of the Amended and Restated Certificate of Incorporation is amended to provide in its entirety as follows:

                 "(i) And so long as at least One Million (1,000,000) shares of the Series A Preferred remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event affecting the Series A Preferred), the holders of the Series A Preferred, voting as a separate class, shall be entitled to elect two (2) members of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors."

         4. Section 4.5.4(j)(iv) of the Amended and Restated Certificate of Incorporation is amended to provide in its entirety as follows:

                 "(iv) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 4.5.4(j), whether or not subsequently reacquired or retired by the Corporation other than (A) shares of Common Stock issued upon conversion of the Series A Preferred, the Series B Preferred and the Series C Preferred; (B) up to 5,000,000 shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued after the respective Original Issue Dates of the Series A Preferred, the Series B Preferred and the Series C Preferred to employees, officers or directors of, or consultants and advisors to, the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors; and (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding, or securities issued pursuant to any rights or agreements outstanding, as of the respective Original Issue Dates of the Series A Preferred, the Series B Preferred and the Series C Preferred. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this
         Section 4.5.4(j), into the aggregate consideration received, or deemed to have been received, by the Corporation for such issue under this
         Section 4.5.4(j), for such Additional Shares of Stock."

         5. The foregoing amendment has been duly adopted in accordance with the provisions Section 242(b) of the Delaware General Corporation Law.


         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of its Amended and Restated Certificate of Incorporation to be duly executed in its corporate name on this 19th day of July, 1999.


                                           deCODE genetics, Inc.


                                           By:      /s/ Kari Stefansson
                                                  --------------------------
                                                  Kari Stefansson, President

                       CERTIFICATE OF RETIREMENT OF STOCK

                                       OF

                              DECODE GENETICS, INC.


         Pursuant to Section 243 of the Delaware General Corporation Law, deCODE genetics, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

         1. The Amended and Restated Certificate of Incorporation of the Corporation, as amended, provides that no share or shares of the Corporation's Series A Preferred Stock (the "Series A Preferred Stock") acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

         2. Effective August 13, 1999, 2,358,074 issued and outstanding shares of Series A Preferred Stock were acquired by the Corporation and were retired on such date.

         3. Effective August 13, 1999, as a result of the retirement of such outstanding shares of Series A Preferred Stock, the total number of shares of Series A Preferred Stock which the Corporation is authorized to issue is 11,041,926 shares.

         IN WITNESS WHEREOF, this Certificate of Retirement of Stock is made this 20th day of August, 1999.


                                               deCODE genetics, Inc.


                                               By:      /s/ Kari Stefansson
                                                   -------------------------
                                               Name: Kari Stefansson
                                               Title: President